UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Annaly Capital Management, Inc.
(Name of Registrant as Specified in its Charter)

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COMMENCING ON MAY 8, 2023, ANNALY CAPITAL MANAGEMENT, INC. SENT THE BELOW COMMUNICATIONS TO CERTAIN STOCKHOLDERS.
ANNALY’S 2023 PROXY STATEMENT

TEN KEY HIGHLIGHTS

1.Evolution of Annaly
Annaly continued to enhance our position as a leader in the residential housing finance market since the beginning of 2022 through a number of strategic milestones, which include:
February 2022 – Amended bylaws to lower the threshold for stockholders to call a special meeting
April 2022 – Announced agreement to sell middle market lending portfolio, which includes assets held on balance sheet as well as assets managed for third parties, for approximately $2.4 billion
May 2022 – Added minimum performance threshold to annual incentive program and increased relative performance metrics to target above median (55%+) performance
May 2022 – Announced public offering of common stock for gross proceeds of $742 million
June 2022 – Published third annual corporate responsibility report, including climate-related disclosures following TCFD guidance
August 2022 – Included in the FTSE4Good Index for the fourth consecutive year
August 2022 – Announced public offering of common stock for gross proceeds of $765 million
September 2022 – Added to the S&P MidCap 400 Index, becoming the first mortgage REIT in the index
October 2022 – Celebrated the 25th anniversary of the Company’s IPO
October 2022 – MSCI ESG rating upgraded to A
December 2022 – Announced the appoint of Steven F. Campbell, our Chief Operating Officer, to the additional office of President
December 2022 – Grew mortgage servicing rights (“MSR”) portfolio to $1.8 billion at year-end
December 2022 – Remained the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS from 2021-2022
January 2023 – Included in Bloomberg’s Gender-Equality Index for the sixth consecutive year
2.Focus on Residential Housing Finance
The Company is once again dedicated to our original mission of being the market’s leading residential mortgage REIT and has made significant progress towards expanding our leadership and operational capabilities across the spectrum of housing finance. In 2022, we sold our middle market lending portfolio, inclusive of on-balance sheet assets as well as assets managed for third parties, for approximately $2.4 billion. Combined with the 2021 sale of our commercial real estate business, buildout of our MSR business and expansion of our residential credit business, we believe that the Company continues to be well-positioned to allocate capital across the housing finance space.
3.Advisory Approval of Executive Compensation (“Say-on-Pay”)
In the Company’s second full year being internally-managed, the Management Development and Compensation (“MDC”) Committee of our Board of Directors introduced a number of additional enhancements to our executive compensation program, which are intended to institutionalize a market competitive program that incentivizes strong performance, drives alignment with stockholders and reflects best practices, market insights and robust governance. These enhancements included:
Adding a minimum performance threshold to the corporate performance scorecard used to determine 75% of executives’ annual incentive opportunities
−Below this threshold, no incentive payments ($0) will be made
Increasing relative performance metrics to target above median (55%+) performance rather than median performance for purposes of determining annual incentive opportunities and ultimate performance stock unit (“PSU”) payouts
In 2022, the MDC Committee determined that the achievement of our corporate/organizational objectives exceeded target performance and that each named executive officer (“NEO”) had attained their individual performance objectives at target. However, in light of our stock market performance and to increase alignment between the NEOs and our stockholders, the MDC Committee determined it was appropriate to exercise its authority to apply discretion to reduce total incentive award amounts for 2022 to slightly below target levels.
4.Expanded Diversity, Equity and Inclusion (“DE&I”) Initiatives
In addition to continuing to publicly disclose our workforce diversity statistics, including our EEO-1 Reports, the Company took a number of actions to demonstrate and further our commitment to a diverse, equitable and inclusive workforce in 2022, including:
Supporting seven employee-led networks, which collectively led over 20 DE&I activities throughout the year, including speakers, volunteerism, trainings and brown bag lunch discussions

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Sponsoring Wellness Week focused on employee well-being, mental health and educational opportunities including medical and financial wellness
Conducting manager training on effective performance and hosted career conversations to promote employee engagement and reinforce our corporate culture
Partnering with highly acclaimed leadership coach on a firmwide branding workshop to promote individual personal and professional development
Teaching two fixed income and mortgage market courses to a diverse group of college students traditionally underrepresented in finance in partnership with Project Destined
Hosting interns in partnership with Girls Who Invest and Cristo Rey High School
5.Board Composition and Diversity
The Company remains committed to seeking out highly qualified candidates of diverse gender and race/ethnicity, as well as taking into account other factors that promote principles of diversity. The composition of our Board reflects this commitment as 60% of our Director nominees identify as women or racially/ethnically diverse. In addition, we are proud that all five Committees of the Board are chaired by women or racially/ethnically diverse Directors. The Board is also proud to welcome its newest Director, Martin Laguerre, who joined the Board on March 13, 2023.
6.Delivering for Our Shareholders
In 2022, the Company continued to generate strong earnings despite a challenging financial market environment and enhanced our positioning as the largest dedicated housing finance REIT through a number of strategic initiatives, including:
$1.6 billion of common and preferred dividends declared in 2022
Ended 2022 as the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS and third largest buyer of bulk MSR
$6.3 billion of unencumbered assets at the end of 2022, including cash and unencumbered Agency MBS of $4.0 billion
The $2.4 billion sale of the Company's middle market lending portfolio, which included assets held on balance sheet as well as assets managed for third parties
$2.7 billion of accretive common equity raised in 2022 through two common equity offerings and the Company's at-the-market sales program
7.Stockholder Engagement
The Company is committed to ongoing engagement with retail and institutional stockholders through a wide range of mediums, including in-person and virtual meetings, conferences, phone calls, electronic communication and social media. Since the beginning of 2022, the Company’s outreach efforts have encompassed over 90% of our institutional investors, including 100% of the Company’s 100 largest investors. During the same time, the Company hosted over 125 meetings with investors across the U.S., Canada and Europe. Annaly’s stockholder engagement efforts have generated significant feedback for both the Board and management, which informed a number of recent corporate governance enhancements, including the decisions to further enhance the Company’s executive compensation practices and disclosures, maintain the focus on the Company’s human capital and DE&I effort, augment the Company’s stockholder rights framework and continue focus on corporate responsibility and environmental, social and governance (“ESG”) initiatives.
8.Advisory Stockholder Proposal to Further Reduce the Ownership Threshold to Call a Special Meeting
A stockholder proponent has submitted an advisory proposal requesting that the Board take steps to further reduce the ownership threshold to call a special meeting to 10% of shares outstanding. The Board continually enhances its corporate governance framework in response to evolving best practices, stockholder feedback and the results of the Board’s annual self-evaluation and success planning processes. The Company conducted extensive stockholder outreach to assess desired enhancements to our stockholder rights framework. As a result, in February 2022, the Board proactively amended our bylaws to lower the threshold for all stockholders to call a special meeting from the previous majority threshold to the more standard threshold of 25% of shares outstanding. The Board believes that this threshold is the most appropriate for the Company at this time because it preserves a reasonable balance between providing all stockholders with a meaningful right to vote on important matters that arise between annual meetings and protecting against the potential misuse of that right by a small group of stockholders with narrow short-term interests. Further, the Board reviewed the policies of our major investors and considered that the 25% stock ownership threshold is the most common threshold used by companies in the S&P 500 with special meeting rights, while a 10% ownership threshold is lower than that of approximately 83% of S&P 500 companies that offer special meeting rights.
In addition to providing all stockholders with the meaningful right to call a special meeting at a 25% ownership threshold, we have also implemented a number of other corporate governance measures to safeguard the interests of our stockholders over the last five years, including:
Declassifying our Board so that Directors are elected annually with a majority voting standard in uncontested elections
Separating the roles of CEO and Chair of the Board and appointing an Independent Chair of the Board
Internalizing the management of the Company, with the MDC Committee of the Board assuming oversight of the Company's executive compensation program
Amending our Corporate Governance Guidelines to formalize our Board's commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity

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Adding 5 new Independent and diverse Directors to our Board since 2018
Amending our governance documents to reflect integrated ESG oversight across the Board and its Committees
The Board believes that these strong and effective corporate governance measures provide the appropriate balance between ensuring accountability to our stockholders and enabling us to effectively oversee the Company’s business and affairs for the long-term benefit of our stockholders. After careful consideration, in light of the recent amendment to our special meeting right and the Board’s demonstrated commitment to strong corporate governance, and based on stockholder feedback and market practice, the Board believes that the adoption of the stockholder proposal to further reduce the ownership threshold to call a special meeting is unnecessary and not in the best long-term interests of all of our stockholders.
9.Corporate Responsibility Report
The Company published our third Corporate Responsibility Report, Taking Stock of Our Impact, in June 2022, demonstrating our commitment to transparency and robust ESG practices. Among other things, the report outlines the Company’s progress towards meeting our ESG goals and commitments, which span four key ESG areas: corporate governance, human capital, responsible investments and the environment. The report also includes new ESG goals and commitments, including pledges to increase the number of Board and Committee educational sessions and maintain a high employee retention rate. Additionally, the report includes climate-related disclosures following TCFD guidance and supplemental disclosures under the Sustainability Accounting Standards Board framework and references the Global Report Initiative.
10.Virtual Shareholder Meeting
Annaly will hold our 2023 Annual Meeting of Stockholders via an online (virtual) format on May 17, 2023 at 9:00 am EST. The Company has successfully conducted virtual stockholder meetings since 2018 and designs our meetings to provide the same rights to participate as you would have at in-person meeting, including providing opportunities to vote, make statements and ask questions.

Annaly’s Board of Directors unanimously recommends that you vote FOR each of the Director nominees (Proposal 1),
FOR the advisory approval of the Company’s executive compensation (Proposal 2), for EVERY ONE YEAR for the advisory vote on the frequency of future advisory votes to approve the Company’s executive compensation (Proposal 3), FOR the approval of an amendment to the Company’s charter to decrease the number of authorized shares of stock (Proposal 4), FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors (Proposal 5)
and AGAINST the advisory stockholder proposal to further reduce the ownership threshold to call a special meeting (Proposal 6).
The Company is pleased that the proxy advisory firms ISS and Glass Lewis have recommended that Annaly stockholders vote FOR Proposal 1, Proposal 2, Proposal 4 and Proposal 5 and vote EVERY ONE YEAR for Proposal 3.

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Cautionary Note Regarding Forward-Looking Statements
This definitive additional proxy materials contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow our residential credit business; the Company’s ability to grow our mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain our qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain our exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

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